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                                                               Exhibit 8 (vi)(a)

                                  Schedule 1

         Separate Accounts of Lincoln National Life Insurance Company
                      Investing in the Series of the Fund
                              As of June 1, 2000


Company Separate Account(s)                 Eligible Variable Series of the Fund

Lincoln Life Variable Annuity Account N     Newport Tiger Fund, Variable Series
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                                  Schedule 2

        Variable Annuity Contracts and Variable Life Insurance Policies
              Supported by Separate Accounts Listed on Schedule I
                              As of June 1, 2000

  Lincoln ChoicePlus Variable Annuity (individual annuity)

  Lincoln ChoicePlus Access (individual annuity)

  Lincoln ChoicePlus Bonus (individual annuity)



      IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Schedules I and 2 to be executed in its name and behalf by its duly authorized officer on the date specified below.

                         Liberty Variable Investment Trust (Fund)

  Date:                  Signature:
                         Name:
                         Title:

                         The Lincoln National Life Insurance Company (Company)

  Date:                  Signature:
                         Name:
                         Title:


                         Liberty Fund, Distributor, Inc. (Distributor)

  Date:                  Signature:
                         Name:
                         Title:

                         Liberty Advisory Services Corporation (Investment Manager)

                         Signature:
                         Name:
                         Title: